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[ON MBR&M LLP LETTERHEAD]

                                                    Mayer, Brown, Rowe & Maw LLP
                                                       190 South La Salle Street
                                                    Chicago, Illinois 60603-3441

                                                         Main Tel (312) 782-0600
May 9, 2006                                              Main Fax (312) 701-7711
                                                          www.mayerbrownrowe.com

Residential Asset Mortgage Products, Inc.
8400 Normandale Lake Boulevard, Suite 250
Minneapolis, MN  55437

      Re: Mortgage Asset-Backed Pass-Through Certificates, Series 2006-SP2

Ladies and Gentlemen:

      At your request, we have examined the Registration Statement on Form S-3 (File No. 333-131211), filed by Residential Asset Mortgage Products, Inc., a Delaware corporation (the "Registrant"), with the Securities and Exchange Commission (the "Commission") on January 20, 2006 and declared effective on March 31, 2006 (the "Registration Statement"), in connection with the registration under the Securities Act of 1933, as amended (the "Act"), of Mortgage Asset-Backed Pass-Through Certificates, Series 2006-SP2 (the "Certificates"). The Certificates will be issued pursuant to a Pooling and Servicing Agreement, dated as of April 1, 2006, (the "Pooling and Servicing Agreement") as more particularly described in the prospectus, dated April 7, 2006 and the prospectus supplement, dated May 3, 2006, relating to the Certificates (together, the "Prospectus").

      We have assumed for the purposes of the opinions set forth below that the Certificates will be sold by you for reasonably equivalent consideration. We have also assumed the following: (a) the authenticity of original documents and the genuineness of all signatures; (b) the conformity to the originals of all documents submitted to us as copies; and (c) the truth, accuracy and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates we have reviewed. In addition, we have assumed that the parties to the Pooling and Servicing Agreement will satisfy their respective obligations thereunder.

      On the basis of the foregoing examination and assumptions, and upon consideration of applicable law, it is our opinion that when the Pooling and Servicing Agreement has been duly and validly executed and delivered by the parties thereto, and the Certificates have been duly executed and delivered in accordance with the Pooling and Servicing Agreement and sold, the Certificates will be legally issued, fully paid and nonassessable, and the holders of the

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Residential Asset Mortgage Products, Inc.
May 9, 2006
Page 2

Certificates will be entitled to the benefits of the Pooling and Servicing Agreement, except as enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, arrangement, fraudulent conveyance, moratorium, or other laws relating to or affecting the rights of creditors generally and general principles of equity, including without limitation, concepts of materiality, reasonableness, good faith and fair dealing, and the possible unavailability of specific performance or injunctive relief, regardless of whether such enforceability is considered in a proceeding in equity or at law.





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Residential Asset Mortgage Products, Inc.
May 9, 2006
Page 3

      We hereby consent to the filing of this letter as an exhibit to the Registration Statement and to the references to this firm under the headings "Legal Matters" in the Prospectus and "Legal Opinions" in the Prospectus Supplement forming a part of the Registration Statement, without admitting that we are "experts" within the meaning of the term used in the Act or the rules and regulations of the Commission issued thereunder, with respect to any part of the Registration Statement, including this exhibit or otherwise.

                                                Very truly yours,

                                                /s/ Mayer, Brown, Rowe & Maw LLP

                                                MAYER, BROWN, ROWE & MAW LLP

PAJ/MB/HJK